For Immediate Release

Contact: John L. Flynn

Chief Financial Officer

703-478 5830

email: jflynn@fairchild.com

THE FAIRCHILD CORPORATION (NYSE:FA) ANNOUNCES STOCK REPURCHASE PROGRAM

Dulles, Virginia (September 24, 2003) The Fairchild Corporation (NYSE: FA) announced today that during the next six months, it may buy back up to 10%, or approximately 2,250,000 shares, of its current outstanding Class A common stock, subject to market conditions.

About The Fairchild Corporation

The Fairchild Corporation is engaged in the aerospace distribution business which stocks and distributes a wide variety of parts to aircraft operations and aerospace companies providing aircraft parts and services to customers worldwide. The Fairchild Corporation also owns and operates a shopping center located in Farmingdale, New York. Additional information is available on The Fairchild Corporation web site (www.fairchild.com).

This news release may contain forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933, as amended, and Section 21-E of the Securities Exchange act of 1934, as amended. The Company's actual results could differ materially from those set forth in the forward-looking statements, as a result of the risks associated with the Company's business, changes in general economic conditions, and changes in the assumptions used in making such forward-looking statements.